EXHIBIT 23.1

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement of Alternative Construction Company, Inc., filed with the Securities and Exchange Commission on Form SB-2, for the registration of 4,153,674 shares of its common stock, and to the inclusion in said Registration Statement of our reports dated March 29, 2005 and March 31, 2006, with respect to the consolidated financial statements of Alternative Construction Company, Inc. and Subsidiaries.


                         /s/ LIEBMAN GOLDBERG & DROGIN LLP

                         CERTIFIED PUBLIC ACCOUNTANTS

                         Garden City, New York


                         August 1, 2006